                                             EXHIBIT 21


         SUBSIDIARIES OF TRANS WORLD AIRLINES, INC.
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1.        Ambassador Fuel Corporation
2.        ConFin Inc.
3.        Constellation Finance LLC <F1>
4.        Getaway Management Services, Inc.
5.        International Airport Services
6.        International Aviation Security (UK)
7.        International Aviation Security Gesellschaft
8.        International Aviation Security Italia S.r.l.
9.        International Aviation Security Ltd.
10.       International Aviation Security N.V
11.       International Aviation Security, Inc.
12.       LAX Holding Company, Inc.
13.       Mega Advertising, Inc.
14.       Northwest 112th Street Corp.
15.       Ozark Group, Inc.
16.       Royal Ambassador Insurance Company
17.       The Getaway Group (UK), Inc
18.       The TWA Ambassadors Club, Inc.
19.       Trans World Computer Services, Inc.
20.       Trans World Express, Inc.
21.       Trans World Pars, Inc. <F2>
22.       Transcontinental & Western Air, Inc.
23.       TWA Aviation, Inc.
24.       TWA de Mexico S.A. de C.V.
25.       TWA Employee Services, Inc.
26.       TWA Getaway Vacations, Inc
27.       TWA Group, Inc.
28.       TWA Nippon, Inc.
29.       TWA Standards & Controls, Inc.
30.       TWA Stock Holding Company, Inc.
31.       TWA-D.C. Gate Company, Inc.
32.       TWA-Hangar 12 Holding Company, Inc.
33.       TWA-LAX Gate Company, Inc.
34.       TWA-Logan Gate Company, Inc.
35.       TWA-NY/NJ Gate Company, Inc.
36.       TWA-Omnibus Gate Company, Inc.
37.       TWA-San Francisco Gate Company, Inc.




[FN]
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<F1> Pursuant to Partnership Agreement ConFin is managing partner of this entity. TWA is the limited partner.
<F2>Holds 25% of Worldspan